SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 of 15(d) of

                       The Securities Exchange Act of 1934


                           BOWLES FLUIDICS CORPORATION
                             A Maryland Corporation
                              SEC File No. 2-37706
                           Employer ID No. 52-0741762
                                6625 Dobbin Road
                            Columbia, Maryland 21045
                                 (410) 381-0400


Item 1. It is with regret that we inform the Stockholders of Bowles Fluidics Corporation of the death of William Ewing, Jr., on Friday, June 28, 1996. As a result of the death of William Ewing, Jr., control of the corporation has passed to William Ewing III who, as Trustee of various Ewing family trusts, controls the votes of more than 50% of the outstanding shares.

Item 5. By formal action of the Board at their meeting today, William Ewing III was unanimously elected Chairman of the Board to fill the vacancy left by his father's death.



          In addition, Julian Lazrus, the Vice Chairman of the Board, resigned from the Board.


                                                 BOWLES FLUIDICS CORPORATION




                                                 Eleanor M. Kupris, Secretary
Date:  July 23, 1996